UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 4, 2011

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2011, FelCor Lodging Limited Partnership (“FLLP”) and certain subsidiaries of FelCor Lodging Trust Incorporated (the “Company” and, together with FLLP, “FelCor”) entered into a Revolving Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as the administrative agent and lender, Bank of America, N.A., as the syndication agent and lender, and the other lenders thereto, providing for a commitment of up to $225,000,000 (the “Facility”). J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as the Joint Lead Arrangers and Co-Book Runners.

The Facility matures in August 2014, although the borrowers have a one one-year extension option (subject to certain conditions). Borrowings under the Facility bear a variable interest rate of LIBOR (no floor) plus 450 basis points. In addition to interest payable on amounts outstanding under the Facility, we are required to pay a 0.50% quarterly fee on the undrawn portion of the Facility. The Facility is guaranteed by the Company and FLLP. As long as FLLP's 10% senior secured notes due 2014 remain outstanding, the Facility imposes no corporate covenants; otherwise, the Facility adopts the same corporate covenants as applicable currently to those notes.

When the Facility was established, FelCor repaid two secured loans (approximately $198 million and $29 million outstanding when repaid) with a combination of cash on hand and funds drawn under the Facility. The repaid loans would have matured in 2013 and 2012 and were secured by 11 hotels; those same hotels (together with pledges of the equity interest of the borrowers) now secure repayment of amounts drawn and outstanding under the Facility. The Credit Agreement includes rights to partial release of properties, subject to certain conditions, and the Facility is subject to acceleration upon the occurrence of certain events of default.

Item 1.02 Termination of a Material Definitive Agreement.

On March 4, 2011, FelCor repaid all amounts (approximately $227 million) then outstanding under two secured loans. See Item 1.01 above, which is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 4, 2011, pursuant to the terms of the Credit Agreement, FLLP and certain FelCor subsidiaries established a new $225 million revolving line of credit. After giving effect to the contemporaneous repayment of two secured loans with cash on hand and funds drawn under the Facility, $175 million will be drawn and outstanding under the Facility. See Item 1.01 above, which is incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events

On March 7, 2011, FelCor issued a press release announcing that it had established a $225 million line of credit and repaid two secured loans (approximately $227 million in total). A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
99.1	Press release issued by FelCor Lodging Trust Incorporated on March 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

Date: March 7, 2011	By:	/s/ Lester C. Johnson
		Name:	Lester C. Johnson
		Title:	Senior Vice President, Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press release issued by FelCor Lodging Trust Incorporated on March 7, 2011.